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                                                                  EXHIBIT 99.(d)

                           FIRST CHICAGO CORPORATION

          INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF STOCKHOLDERS, OCTOBER 20, 1995

TO: THE FIRST NATIONAL BANK OF CHICAGO, TRUSTEE FOR THE SAVINGS INCENTIVE
PLAN.

THE UNDERSIGNED HEREBY INSTRUCTS THE TRUSTEE TO VOTE, IN PERSON OR BY PROXY, THE SHARES OF THE COMMON STOCK OF FIRST CHICAGO CORPORATION HELD BY IT AND CREDITED TO MY ACCOUNT IN THE PLAN AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 20, 1995, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS SPECIFIED BELOW ON THE MATTER LISTED AND MORE FULLY DESCRIBED IN THE NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT-PROSPECTUS OF SAID MEETING, RECEIPT OF WHICH IS ACKNOWLEDGED.

THESE INSTRUCTIONS WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN, THESE INSTRUCTIONS WILL BE VOTED FOR THE PROPOSAL DESCRIBED ON THE REVERSE SIDE OF THIS CARD. SPECIFIC CHOICES MAY BE MADE ON THE REVERSE SIDE OF THIS PROXY.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE BY OCTOBER 16, 1995. THE TRUSTEE WILL VOTE STOCK FOR WHICH IT HAS NOT RECEIVED TIMELY VOTING INSTRUCTIONS PROPORTIONATELY IN THE
SAME MANNER AS THE TRUSTEE VOTES THE STOCK FOR WHICH IT HAS RECEIVED SUCH INSTRUCTIONS.
                                             SEE
                                           REVERSE
                                             SIDE
                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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X  PLEASE MARK YOUR                                                        3630
   VOTES AS IN THIS
   EXAMPLE.


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    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
                                   PROPOSAL:
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                                                        FOR   AGAINST   ABSTAIN
                                                        [_]     [_]       [_]

1. Approval and adoption of an Agreement and Plan of Merger, dated as of July 11, 1995, by and between First Chicago Corporation, a Delaware corporation ("First Chicago"), and NBD Bancorp, Inc., a Delaware corporation ("NBD"), and the consummation of the transactions contemplated thereby, pursuant to which First Chicago will be merged with and into NBD upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the enclosed Joint Proxy Statement-Prospectus.


THESE INSTRUCTIONS WILL BE VOTED FOR THE PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

THE SIGNER HEREBY REVOKES ALL INSTRUCTIONS HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENTS THEREOF. PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

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             Signature(s)                                                 Date